Exhibit (d)(9)

Schedule A

Fund(s)

Separate Series of Amplify ETF Trust

Amplify Bitcoin 2% Monthly Option Income ETF,

Amplify Bitcoin Max Income Covered Call ETF,

Amplify Bloomberg AI Value Chain ETF,

Amplify Cash Flow Dividend Leaders ETF,

Amplify CEF High Income ETF,

Amplify COWS Covered Call ETF,

Amplify CWP Enhanced Dividend Income ETF,

Amplify CWP Growth & Income ETF,

Amplify CWP International Enhanced Dividend Income ETF,

Amplify Cybersecurity ETF,

Amplify Digital Payments ETF,

Amplify Online Retail ETF,

Amplify Small-Mid Cap Equity ETF,

Amplify Video Game Leaders ETF, and

Amplify Weight Loss Drug & Treatment ETF